EXHIBIT 23.2

                         Consent of Independent Auditors


We consent to the use of our report dated March 27, 2001 included in the annual report on Form 10-KSB of Discovery Laboratories, Inc. for the year ended December 31, 2000, with respect to the consolidated financial statements, as amended, included in this Form 10-KSB/A.


                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 8, 2002